Funko Reports 2023 Second Quarter Financial Results,
Revises Full-Year Outlook

-- Company Provides Update on Operational Improvement Initiatives,
Implements Substantial Additional Cost Savings Measures--

EVERETT, Wash. August 3, 2023-- Funko, Inc. (Nasdaq: FNKO), a leading pop culture lifestyle brand, today reported consolidated financial results for its second quarter ended June 30, 2023.
Second Quarter Financial Results Summary: 2023 vs 2022
•Net sales were $240.0 million for the 2023 second quarter versus $315.7 million for the 2022 second quarter
•Gross margin was 29.2% for the 2023 second quarter versus 32.7% for the 2022 second quarter
•SG&A expenses were $85.6 million for the 2023 second quarter versus $82.7 million for the 2022 second quarter
•Net loss was $75.9 million, or $1.54 per share, for the 2023 second quarter, which includes a company established full valuation allowance against its deferred tax asset of $138.1 million, offset by an adjustment to the tax receivable agreement liability of $99.6 million, the net effect of which was a non-cash charge of $38.5 million. This compares to net income of $15.8 million, or $0.28 per diluted share, for the 2022 second quarter
•Adjusted net loss* was $22.3 million, or $0.43 per share, for the 2023 second quarter versus adjusted net income* of $14.0 million, or $0.26 per diluted share per share
•Negative adjusted EBITDA* was $7.6 million for the 2023 second quarter versus adjusted EBITDA* of $31.8 million for the 2022 second quarter
“For the 2023 second quarter, net sales and adjusted EBITDA* loss were within our guidance, and SG&A expenses were better than expected and an improvement over the preceding quarter,” said Michael Lunsford, recently appointed Interim Chief Executive Officer of Funko. “Ongoing inventory de-stocking by some of our larger U.S. wholesale customers impacted our topline and profitability. We anticipate that this softness will continue in the second half of this year and, as a result, we have lowered our full-year guidance.

“We have also begun re-shaping the company to focus our energies and resources on Funko’s core products. To that end, we are implementing a strategic plan to reduce the number of product lines and complexity in our business. Putting our fans and brand first, running the business like a lean startup and investing in areas where we can grow profitably, will guide and inform every decision we make.

“Over the remaining two quarters of the current year, we expect sales and gross margin to meaningfully ramp up compared with the recently completed second quarter. We also expect SG&A as a percentage of sales to decrease, primarily due to continuing cost reductions and operational improvements. Looking out a bit further, we see our financial performance rebounding in 2024, based in part on a full year of benefit to our gross margin and cost structure from our improvement efforts, the launch of Pop! Yourself, currently planned for later this month, and a return to more normalized sales to our wholesale customers.”

Restructuring, Cost Reduction Initiatives
Earlier this year, the company implemented an operational improvement and cost reduction plan that, once completed, is expected to generate annualized cost savings of between $155 million to $185 million.

“We are ahead of schedule on the key elements of our cost reduction plan,” said Steve Nave, Chief Financial Officer and Chief Operating Officer. “To date, we’ve made excellent progress on the disposal of inventory that was in excess of our warehouse capacity, which has enabled us to process customer orders more quickly and eliminate certain related storage costs and container rental charges.

“Despite this progress, last week we implemented a plan that includes, among other things, another round of cost-lowering initiatives and further reductions to our workforce of approximately 12%, or 180 positions. These actions are estimated to generate approximately $38 million of incremental annualized savings, of which approximately $20 million is related to the workforce reduction.”
Leadership Changes
As previously announced, Brian Mariotti took a leave of absence and ceased serving as the company’s CEO, and Michael Lunsford, a member of Funko’s board of directors since 2018, was appointed interim CEO. The company’s board of directors plans to shortly commence a search for a permanent CEO; the search will include both internal and external candidates.
Second Quarter 2023 Net Sales by Category and Geography
The tables below show the breakdown of net sales on a brand category and geographical basis (in thousands):

	Three Months Ended June 30,		Period Over Period Change
Net sales by brand category:	2023	2022	Dollar	Percentage
Core Collectible Brands	$173,665	$233,045	$(59,380)	(25.5)%
Loungefly Brand	50,002	69,966	(19,964)	(28.5)%
Other Brands	16,361	12,705	3,656	28.8%
Total net sales	$240,028	$315,716	$(75,688)	(24.0)%

	Three Months Ended June 30,		Period Over Period Change
	2023	2022	Dollar	Percentage
Net sales by geography:
United States	$171,219	$231,196	$(59,977)	(25.9)%
Europe	50,495	63,392	(12,897)	(20.3)%
Other International	18,314	21,128	(2,814)	(13.3)%
Total net sales	$240,028	$315,716	$(75,688)	(24.0)%
Balance Sheet Highlights - At June 30, 2023 vs December 31, 2022
•Total cash and cash equivalents were $36.8 million at June 30, 2023 versus $19.2 million at December 31, 2022
•Inventories were $187.3 million at June 30, 2023 versus $246.4 million at December 31, 2022
•Total debt was $305.0 million at June 30, 2023 versus $245.8 million at December 31, 2022. Total debt includes the amount outstanding under the company's term loan facility, net of unamortized discounts, revolving line of credit and the company's equipment finance loan

Outlook for Fiscal 2023
Based on its current outlook, the company revised its 2023 full-year outlook and provided guidance for its 2023 third quarter, as follows:

	Current Outlook	Previous Outlook
2023 Full Year
Net Sales	$1.05 billion to $1.12 billion	$1.19 billion to $1.26 billion
Adjusted EBITDA*	$20 million to $30 million	$65 million to $75 million

2023 Third Quarter
Net sales	$280 million to $310 million
Gross margin %	Increasing sequentially from Q2
SG&A expense	Improving sequentially from Q2
Adjusted net loss*	$5 million to $1 million
Adjusted net loss per share*	$0.10 to $0.03
Adjusted EBITDA*	$14 million to $19 million
*Adjusted net loss, adjusted net loss per diluted share and adjusted EBITDA are non-GAAP financial measures. For a reconciliation of historical adjusted net loss, adjusted loss per diluted share, and adjusted EBITDA, to the most directly comparable U.S. GAAP financial measures, please refer to the “Non-GAAP Financial Measures” section of this press release. A reconciliation of adjusted net loss, adjusted net loss per diluted share and adjusted EBITDA outlook to the corresponding GAAP measure on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to certain items. However, for the third quarter of 2023 the Company expects equity-based compensation of approximately $4 million, depreciation and amortization of approximately $15 million, interest expense of approximately $7 million and severance and restructuring expenses of approximately $3 million. For the full year 2023 the Company expects equity-based compensation of approximately $16 million, depreciation and amortization of approximately $59 million, interest expense of approximately $27 million, and severance and restructuring expenses of approximately $5 million, each of which is a reconciling item to net loss. See "Use of Non-GAAP Financial Measures" and the attached reconciliations for more information.
Conference Call and Webcast
The Company will host a conference call at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) today, August 3, 2023, to further discuss its second quarter results and business outlook. A live webcast and replay of the event will be available on the Investor Relations section on the Company’s website at investor.funko.com. The replay of the webcast will be available for one year.

Use of Non-GAAP Financial Measures
This release contains references to non-GAAP financial measures, including adjusted net income (loss), including per share amounts, adjusted EBITDA, and adjusted EBITDA margin, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). Management uses these measures internally for evaluating its operating performance, for planning purposes, including the preparation of our annual operating budget and financials projections, and to assess incentive compensation for our employees, and to evaluate our capacity to expand our business. In addition, our senior secured credit facilities use adjusted EBITDA to measure our compliance with covenants such as senior leverage ratio. The company's management believes that the presentation of non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor's overall understanding of the financial results for the company's core business. Additionally, it provides a basis for the comparison of the financial results for the company's core business between current, past and future periods as they remove the impact of items not directly resulting from our core operations. The company also believes that including Adjusted EBITDA and the other non-GAAP financial measures presented in this release is appropriate to provide additional information to investors and help to compare against other companies in our industry. Non-GAAP financial measures have limitations as analytical tools and should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP. We caution investors that amounts presented in accordance with our definitions of adjusted net income (loss), including per share amounts, adjusted EBITDA and adjusted EBITDA margin may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate these measures in the same manner.
Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables following this release.
About Funko
Headquartered in Everett, Washington, Funko is a leading pop culture lifestyle brand. Funko designs, sources and distributes licensed pop culture products across multiple categories, including vinyl figures, action toys, plush, apparel, housewares and accessories for consumers who seek tangible ways to connect with their favorite pop culture brands and characters. Learn more at www.funko.com, and follow us on Twitter (@OriginalFunko) and Instagram (@OriginalFunko).

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our anticipated financial results and financial position, the underlying trends in our business, including retailer de-stocking, inflation and macroeconomic trends, our potential for growth, expectations regarding annualized cost savings and restructuring initiatives; and our strategic growth priorities. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our ability to execute our business strategy; our ability to manage our inventories; our ability maintain and realize the full value of our license agreements; impacts from economic downturns; changes in the retail industry and markets for our consumer products; our ability to maintain our relationships with retail customers and distributors; risks related to the impact of COVID-19 on our business, financial results and financial condition; our ability to compete effectively; fluctuations in our gross margin; our dependence on content development and creation by third parties; the ongoing level of popularity of our products with consumers; our ability to develop and introduce products in a timely and cost-effective manner; our ability to obtain, maintain and protect our intellectual property rights or those of our licensors; potential violations of the intellectual property rights of others; risks associated with counterfeit versions of our products; our ability to attract and retain qualified employees and maintain our corporate culture; our use of third-party manufacturing; risks associated with climate change; increased attention to sustainability and environmental, social and governance initiatives; geographic concentration of our operations; risks associated with our international operations; changes in effective tax rates or tax law; foreign currency exchange rate exposure; our dependence on vendors and outsourcers; risks relating to government regulation; risks relating to litigation, including products liability claims and securities class action litigation; any failure to successfully integrate or realize the anticipated benefits of acquisitions or investments; future development and acceptance of blockchain networks; risks associated with receiving payments in digital assets; reputational risk resulting from our e-commerce business and social media presence; risks relating to our indebtedness, including our ability to comply with financial and negative covenants under our Credit Agreement, as amended; our ability to secure additional financing on favorable terms or at all; the potential for our or our third party providers’ electronic data or the electronic data of our customers to be compromised; the influence of our significant stockholder, TCG, and the possibility that TCG’s interests may conflict with the interests of our other stockholders; risks relating to our organizational structure; volatility in the price of our Class A common stock; and risks associated with our internal control over financial reporting. These and other important factors discussed under the caption “Risk Factors” in our quarterly report on Form 10-Q for the quarter ended June 30, 2023 and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations:
investorrelations@funko.com

Media:
pr@funko.com

Funko, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(In thousands, except per share data)
Net sales	$240,028	$315,716	$491,906	$624,059
Cost of sales (exclusive of depreciation and amortization shown separately below)	170,019	212,597	372,322	412,246
Selling, general, and administrative expenses	85,632	82,693	185,693	161,113
Depreciation and amortization	14,893	11,483	28,869	21,954
Total operating expenses	270,544	306,773	586,884	595,313
(Loss) income from operations	(30,516)	8,943	(94,978)	28,746
Interest expense, net	7,264	1,667	12,950	2,877
Loss on debt extinguishment	—	—	494	—
Gain on tax receivable agreement liability adjustment	(99,620)	—	(99,620)	—
Other (income) expense, net	(401)	435	421	832
Income (loss) before income taxes	62,241	6,841	(9,223)	25,037
Income tax expense (benefit)	138,103	(8,952)	127,783	(5,274)
Net (loss) income	(75,862)	15,793	(137,006)	30,311
Less: net (loss) income attributable to non-controlling interests	(2,864)	1,121	(8,697)	5,757
Net (loss) income attributable to Funko, Inc.	$(72,998)	$14,672	$(128,309)	$24,554
(Loss) earnings per share of Class A common stock:
Basic	$(1.54)	$0.34	$(2.71)	$0.58
Diluted	$(1.54)	$0.28	$(2.71)	$0.53
Weighted average shares of Class A common stock outstanding:
Basic	47,428	43,741	47,338	42,042
Diluted	47,428	53,824	47,338	53,976

Funko, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	June 30, 2023 (unaudited)	December 31, 2022
	(In thousands, except per share amounts)
Assets
Current assets:
Cash and cash equivalents	$36,827	$19,200
Accounts receivable, net	137,441	167,895
Inventory	187,311	246,429
Prepaid expenses and other current assets	44,651	39,648
Total current assets	406,230	473,172
Property and equipment, net	104,157	102,232
Operating lease right-of-use assets	66,060	71,072
Goodwill	135,865	131,380
Intangible assets, net	175,314	181,284
Deferred tax asset, net of valuation allowance	—	123,893
Other assets	9,935	8,112
Total assets	$897,561	$1,091,145
Liabilities and Stockholders’ Equity
Current liabilities:
Line of credit	$141,000	$70,000
Current portion of long-term debt, net of unamortized discount	21,883	22,041
Current portion of operating lease liabilities	18,330	18,904
Accounts payable	81,389	67,651
Income taxes payable	1,341	871
Accrued royalties	53,291	69,098
Accrued expenses and other current liabilities	92,790	112,832
Total current liabilities	410,024	361,397
Long-term debt, net of unamortized discount	142,067	153,778
Operating lease liabilities, net of current portion	76,897	82,356
Deferred tax liability	401	382
Liabilities under tax receivable agreement, net of current portion	—	99,620
Other long-term liabilities	5,420	3,923
Commitments and Contingencies
Stockholders’ equity:
Class A common stock, par value $0.0001 per share, 200,000 shares authorized; 47,497 and 47,192 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	5	5
Class B common stock, par value $0.0001 per share, 50,000 shares authorized; 3,293 and 3,293 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	—	—
Additional paid-in-capital	319,531	310,807
Accumulated other comprehensive loss	(426)	(2,603)
(Accumulated deficit) retained earnings	(68,294)	60,015
Total stockholders’ equity attributable to Funko, Inc.	250,816	368,224
Non-controlling interests	11,936	21,465
Total stockholders’ equity	262,752	389,689
Total liabilities and stockholders’ equity	$897,561	$1,091,145

Funko, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2023	2022
	(In thousands)
Operating Activities
Net (loss) income	$(137,006)	$30,311
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation, amortization and other	27,851	21,586
Equity-based compensation	8,437	7,322
Amortization of debt issuance costs and debt discounts	607	433
Loss on debt extinguishment	494	—
Gain on tax receivable agreement liability adjustment	(99,620)	—
Deferred tax expense	123,206	—
Other	(3,124)	2,588
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable, net	33,405	(9,667)
Inventory	61,640	(68,921)
Prepaid expenses and other assets	237	(27,985)
Accounts payable	13,400	57,661
Income taxes payable	559	(15,542)
Accrued royalties	(15,807)	(9,776)
Accrued expenses and other liabilities	(26,315)	(18,149)
Net cash used in operating activities	(12,036)	(30,139)

Investing Activities
Purchases of property and equipment	(22,712)	(33,713)
Acquisitions of businesses and related intangible assets, net of cash acquired	(5,274)	(13,968)
Other	420	61
Net cash used in investing activities	(27,566)	(47,620)

Financing Activities
Borrowings on line of credit	71,000	70,000
Debt issuance costs	(1,957)	—
Payments of long-term debt	(11,258)	(9,000)
Distributions to TRA Parties	(1,103)	(10,224)
Payments under tax receivable agreement	—	—
Proceeds from exercise of equity-based options	287	559
Net cash provided by financing activities	56,969	51,335

Effect of exchange rates on cash and cash equivalents	260	(942)

Net change in cash and cash equivalents	17,627	(27,366)
Cash and cash equivalents at beginning of period	19,200	83,557
Cash and cash equivalents at end of period	$36,827	$56,191

The following tables reconcile the Non-GAAP Financial Measures to the most directly comparable U.S. GAAP financial performance measure, which is net income, for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(In thousands, except per share data)
Net (loss) income attributable to Funko, Inc.	$(72,998)	$14,672	$(128,309)	$24,554
Reallocation of net (loss) income attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock (1)	(2,864)	1,121	(8,697)	5,757
Equity-based compensation (2)	4,795	3,953	8,437	7,322
Loss on extinguishment of debt (3)	—	—	494	—
Acquisition transaction costs and other expenses (4)	444	1,920	1,454	2,850
Certain severance, relocation and related costs (5)	346	5,453	2,081	7,133
Foreign currency transaction loss (6)	(401)	434	421	831
One-time inventory write-down (7)	—	—	30,084	—
Tax receivable agreement liability adjustments (8)	(99,620)	—	(99,620)	—
One-time disposal costs for unfinished inventory held at offshore factories (9)	2,404	—	2,404	—
Income tax expense (10)	145,551	(13,602)	143,650	(16,067)
Adjusted net (loss) income	$(22,343)	$13,951	$(47,601)	$32,380
Adjusted net income margin (11)	(9.3)%	4.4%	(9.7)%	5.2%
Weighted-average shares of Class A common stock outstanding-basic	47,428	43,741	47,338	42,042
Equity-based compensation awards and common units of FAH, LLC that are convertible into Class A common stock	4,481	10,083	4,423	11,935
Adjusted weighted-average shares of Class A stock outstanding - diluted	51,909	53,824	51,761	53,977
Adjusted (loss) earnings per diluted share	$(0.43)	$0.26	$(0.92)	$0.60

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(amounts in thousands)
Net (loss) income	$(75,862)	$15,793	$(137,006)	$30,311
Interest expense, net	7,264	1,667	12,950	2,877
Income tax expense (benefit)	138,103	(8,952)	127,783	(5,274)
Depreciation and amortization	14,893	11,483	28,869	21,954
EBITDA	$84,398	$19,991	$32,596	$49,868
Adjustments:
Equity-based compensation (2)	4,795	3,953	8,437	7,322
Loss on extinguishment of debt (3)	—	—	494	—
Acquisition transaction costs and other expenses (4)	444	1,920	1,454	2,850
Certain severance, relocation and related costs (5)	346	5,453	2,081	7,133
Foreign currency transaction loss (6)	(401)	434	421	831
One-time inventory write-down (7)	—	—	30,084	—
Tax receivable agreement liability adjustments (8)	(99,620)	—	(99,620)	—
One-time disposal costs for unfinished inventory held at offshore factories (9)	2,404	—	2,404	—
Adjusted EBITDA	$(7,634)	$31,751	$(21,649)	$68,004
Adjusted EBITDA margin (12)	(3.2)%	10.1%	(4.4)%	10.9%

(1)	Represents the reallocation of net (loss) income attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock in periods in which income was attributable to non-controlling interests.
(2)	Represents non-cash charges related to equity-based compensation programs, which vary from period to period depending on the timing of awards.
(3)	Represents write-off of unamortized debt financing fees for the six months ended June 30, 2023.
(4)
For the three months ended June 30, 2023 includes one-time bank monitoring fees. For the six months ended June 30, 2023 includes acquisition-related costs related to due diligence fees. For the three and six months ended June 30, 2022 includes acquisition-related costs related to investment banking and due diligence fees.

(5)
For the three months ended June 30, 2023, includes charges to remove leasehold improvements and return multiple Washington-based warehouses. For the six months ended June 30, 2023, includes charges related to severance and benefit costs for a reduction-in-force. For the three and six months ended June 30, 2022, includes charges related to one-time relocation costs for U.S. warehouse personnel and inventory in connection with the new opening of a warehouse and distribution facility in Buckeye, Arizona.

(6)	Represents both unrealized and realized foreign currency gains and losses on transactions denominated other than in U.S. dollars, including derivative gains and losses on foreign currency forward exchange contracts.
(7)	For the six months ended June 30, 2023, represents one-time inventory write-down to improve U.S. warehouse operational efficiency.
(8)
Represents reduction of the tax receivable agreement liability as a result of recognizing a full valuation allowance of the Company’s deferred tax assets and anticipated inability to realize future tax benefits.

(9)	For the three and six months ended June 30, 2023, represents a one-time disposal costs related to unfinished inventory held at offshore factories.
(10)
Represents the income tax expense effect of the above adjustments, except for the tax liability receivable adjustment. This adjustment uses an effective tax rate of 25% for all periods presented. For the three and six months ended June 30, 2023, this also includes $123.2 million recognized valuation allowance on the Company’s deferred tax assets. For the three and six months ended June 30, 2022, this also includes the $11.0 million discrete benefit from the release of a valuation allowance on the outside basis deferred tax asset.

(11)	Adjusted net (loss) income margin is calculated as Adjusted net (loss) income as a percentage of net sales.
(12)	Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of net sales.